CSFB 04-5

Group 7

Pay rules

1.

Pay the NAS priority amount to the 7N1.

2.

Pay to the 7S1 and the 7S2, in that order, until retired.

3.

Pay to the 7N1 until retired.

Notes

Pxing Speed = 275 PSA

NAS bonds = 7N1  standard 60 mo lockout.  (apply shift to both sched and prepays)

Settlement = 08/31